Exhibit 99.1

22% YEAR-OVER-YEAR OPERATING EXPENSE REDUCTION POSITIONS WRAP TECHNOLOGIES FOR GROWTH AND PROFITABILITY IN 2025

MAJOR ADVANCES IN FINANCIAL CONTROLS AND COST MANAGEMENT PAVE THE WAY FOR SUSTAINABLE OPERATIONS AND MARKET LEADERSHIP

TEMPE, Ariz., Nov. 14, 2024 (GLOBE NEWSWIRE) — Wrap Technologies, Inc. (NASDAQ: WRAP) (“Wrap” or the “Company”), a global leader in innovative public safety solutions, today announced key financial and operational achievements for the third quarter ended September 30, 2024.

Key Highlights:

●	Significant Cost Reductions: Operating expenses slashed by 22% year-over-year, falling to $3.9 million from $4.9 million in Q3 2023, reflecting efficiency gains.

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Monetizing Inventory: Ongoing cost-saving measures and paused manufacturing have allowed the Company to focus on monetizing a $25 million finished goods inventory and reinforce a leaner operational model.

●	Increase in Reported Subscription Services: Subscription services provide customers with technology through 2027.

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Major Cash Flow Improvements: Net cash used in operations dropped dramatically by $6.0 million during the nine months ended September 30, 2024, down to $6.9 million compared to $12.9 million in the same period in 2023, showcasing disciplined cash management.

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Q3 Revenue Amid Cost Reductions: While successfully reducing expenses, Revenue was $593 thousand during the quarter ended September 30, 2024, bringing year-to-date revenue to $3.6 million for the nine months ended September 30, 2024, showcasing efficient financial management and continued momentum.

●	Strengthened Financial Stability: Stockholders’ equity exceeds Nasdaq minimum requirements with respect to stockholders’ equity, supported by our cash position and optimized financial controls.

●	Highly Anticipated Integrated Offering: Building a strategic partner ecosystem to deliver comprehensive, integrated technology-as-a-service solutions tailored to the needs of public safety agencies.

Commitment to Innovation and Market Expansion

Wrap continues to prioritize strategic investments in research and development, driving innovations such as next-gen cassettes, enhanced device integration with body cameras, and exploring consumer versions in line with ATF classification requirements. With efforts now emphasizing a “Made in America” supply chain, Wrap remains focused on data security and compliance to meet federal standards and requirements.

Meeting Unmet Market Needs

The competitive landscape underscores a clear market gap. Departments report a need for affordable, integrated solutions rather than fragmented technologies or costly overbuilt offerings. Wrap is committed to evolving as an end-to-end service provider, aligning with public safety’s urgent demands and preparing for expanded international reach.

Currently in pre-integration engineering, Wrap is developing a trusted service provider solution that it anticipates will launch in Q1 2025, supported by existing major customers and state-level partnerships. Simultaneously, a global go-to-market plan is in process with additional key talent to support the rollout, enabling maximum impact of this new product campaign. Look for potential broad adoption of the BolaWrap as we go back to the market with a more integrated training approach.

We will be scheduling a stockholder call before year-end.

About Wrap

Wrap Technologies, Inc. (Nasdaq: WRAP) is a leading global provider of advanced public safety solutions, integrating ultramodern technology, cutting-edge tools, and comprehensive services to address the complex, modern day challenges facing public safety organizations around the world. Guided by a no-harm principle, Wrap is dedicated to developing groundbreaking solutions that empower public safety agencies to safeguard the communities they serve in a manner that fosters stronger relationships, driving safer outcomes, empowering public safety and communities to move forward together.

Wrap’s BolaWrap® solution encompasses an innovative and patented hand-held remote restraint device, strategically engineered with Wrap’s no-harm guiding principle to proactively deter escalation by deploying a Kevlar® tether that safely restrains individuals from a distance. Combined with BolaWrap® training, certified by the esteemed International Association of Directors of Law Enforcement Standards and Training (IADLEST), Wrap enables officers from over 1000 agencies across the U.S. and 60 countries around the world, with the expertise to effectively use BolaWrap® as an early intervention measure, mitigating potential risks and injuries, averting tragic outcomes, with the goal to save lives with each wrap.

Wrap Reality™, the Company’s advanced virtual reality training system, is a fully immersive training simulator and comprehensive public safety training platform that equips first responders with the discipline and practice to prevent escalation, de-escalate conflicts, and apply appropriate tactical use-of-force measures to better perform in the field. By offering a growing range of real-life scenarios, Wrap Reality™ addresses the dynamic nature of modern law enforcement situations for positive public safety outcomes, building safer communities one decision at a time.

Wrap’s Intrensic solution is a comprehensive, secure and efficient body worn camera and evidence collection and management solution designed with innovative technology to quickly capture, safely handle, securely store, and seamlessly track evidence, all while maintaining full transparency throughout the process. With meticulous consolidation and professional management of evidence, confidence in law enforcement and the justice system soars, fostering trust and reliability in court outcomes. Intrensic’s efficient system streamlines the entire process seamlessly, empowering all public safety providers to focus on what matters, expediting justice with integrity.

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Trademark Information

Wrap, the Wrap logo, BolaWrap®, Wrap Reality™ and Wrap Training Academy are trademarks of Wrap Technologies, Inc., some of which are registered in the U.S. and abroad.  All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to maintain compliance with the Nasdaq Capital Market’s listing standards; the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce products for its customers; the Company’s ability to develop sales for its products; the market acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solutions; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the United States; the ability to obtain patents and defend intellectual property against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.